Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF
KERYX BIOPHARMACEUTICALS, INC.
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION  906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the quarterly report of Keryx Biopharmaceuticals, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Mark Stier, Chief Accounting Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2007	/s/ Mark Stier
Mark Stier Chief Accounting Officer Principal Financial Officer